EXHIBIT 99.3

SPS Technologies, Inc. Shareholders Approve Acquisition by
Precision Castparts Corp.

JENKINTOWN, PA, December 2, 2003 — SPS TECHNOLOGIES, INC. (NYSE: ST) today announced that its shareholders have approved the proposed acquisition of the Company by Precision Castparts Corp. (NYSE: PCP).  The vote was recorded today at the Special Meeting of Shareholders of SPS Technologies, Inc.

A total of 11,767,632 shares, or 89.7% of the 13,125,568 shares outstanding on the Record Date, were voted in favor of the merger proposal, being more than the 80% required to approve the Merger Agreement.  The parties expect the acquisition to occur on December 9, 2003, assuming that all other conditions required under the Merger Agreement are met.

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the completion of the merger.  These forward-looking statements are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.  These risks include the ability to satisfy the other conditions to closing of the merger, and the other risks that are described from time to time in SPS’ filings with the Securities and Exchange Commission.